UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported):  December 4, 2006

CORONADO INDUSTRIES, INC.
(Exact name of registrant as specified in its Charter)

Nevada	33-33042-NY	22-3161629
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

16857 E. Saguaro Blvd., Fountain Hills, Arizona 85268

(Address of principal executive offices, including zip code)

(480) 837-6810

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers

On December 4, 2006, Coronado Industries, Inc. (the “Registrant”) accepted the resignation of Dr. John T. LiVecchi as a Director of Registrant.  Dr. LiVecchi was also terminated as Registrant’s Medical Director on that date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORONADO INDUSTRIES, INC.

Date: December 5, 2006	By:	/s/ G. Richard Smith

G. Richard Smith Chairman